UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) October 7, 2021

Ziff Davis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

114 5th Avenue

New York, New York 10011

(Address of principal executive offices)

(212) 503-3500

(Registrant’s telephone number, including area code)

J2 Global, Inc., 700 S. Flower Street, 15th Floor, Los Angeles, California 90017

(Registrant’s former name, former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ZD	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 7, 2021, in connection with the previously announced separation of Ziff Davis, Inc.’s (formerly known as J2 Global, Inc, the “Company”) Cloud Fax business (the “Separation”) through the distribution of approximately 80.1% of the outstanding common stock of Consensus Cloud Solutions, Inc., a wholly owned subsidiary of the Company (“Consensus”), to the Company’s stockholders (the “Distribution”), the Company entered into several agreements with Consensus that govern the relationship of the parties following the Distribution, including the following:

•	A Separation and Distribution Agreement;

•	A Transition Services Agreement

•	A Tax Matters Agreement

•	An Employee Matters Agreement

•	An Intellectual Property License Agreement

•	A Stockholder and Registration Rights Agreement

Separation and Distribution Agreement

Transfer of Assets and Assumption of Liabilities

The Separation and Distribution Agreement identifies the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of Consensus and the Company as part of the Separation, and provides for when and how these transfers, assumptions and assignments will occur. In particular, the Separation and Distribution Agreement provides, among other things:

•

which assets (whether tangible or intangible) primarily related to the Cloud Fax business, which are referred to as the “Consensus Assets,” will be retained by J2 Cloud Services, LLC (“Historical Cloud Services”) or transferred to Consensus;

•	which liabilities primarily related to the Cloud Fax business, which are referred to as the “Consensus Liabilities,” will be retained by or transferred to Consensus;

•

all of the assets and liabilities (including whether accrued, contingent, or otherwise) other than the Consensus Assets and Consensus Liabilities (such assets and liabilities, other than the Consensus Assets and the Consensus Liabilities, referred to as the “Ziff Davis Global Assets” and “Ziff Davis Global Liabilities,” respectively) will be retained by or transferred to the Company. The assets and liabilities related to the B2B backup, cybersecurity and SMB enablement businesses held by Historical Cloud Services will be transferred to the Company or subsidiaries that will be retained by the Company following the Separation; and

•

in general, each party to the Separation and Distribution Agreement will assume liability for all pending, threatened and unasserted legal matters related to its own business or its assumed or retained liabilities and will indemnify the other party for any liability to the extent arising out of or resulting from such assumed or retained legal matters.

Except as expressly set forth in the Separation and Distribution Agreement or any ancillary agreement, neither the Company nor Consensus makes any representation or warranty as to (1) the assets, business or liabilities transferred or assumed as part of the Separation, (2) any approvals or notifications required in connection with the transfers, (3) the value of or the freedom from any security interests of any of the assets transferred, (4) the absence or presence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other asset of either the Company or Consensus, or (5) the legal sufficiency of any assignment, document or instrument delivered to convey title to any asset or thing of value to be transferred in connection with the Separation. All assets are transferred on an “as is,” “where is” basis, and the respective transferees bear the economic and legal risks that any conveyance will prove to be insufficient to vest in the transferee good and marketable title, free and clear of all security interests, and that any necessary consents or governmental approvals are not obtained or that any requirements of laws, agreements, security interests or judgments are not complied with.

The Separation and Distribution Agreement provides that, in the event that the transfer or assignment of certain assets and liabilities to the Company or Consensus, as applicable, does not occur prior to the Separation, then until such assets or liabilities are able to be transferred or assigned, the Company or Consensus, as applicable, will hold such assets on behalf and for the benefit of the other party and will pay, perform, and discharge such liabilities, for which the other party will reimburse the Company or Consensus, as applicable, for all commercially reasonable payments made in connection with the performance and discharge of such liabilities.

Claims and Releases

The Separation and Distribution Agreement provides that Consensus and its affiliates will release and discharge the Company and its affiliates from all liabilities assumed by Consensus as part of the Separation, from all acts and events occurring or failing to occur, and all conditions existing, on or before the date of the Distribution (the “Distribution Date”) relating to Consensus’s business, and from all liabilities existing or arising in connection with the implementation of the Separation, except as expressly set forth in the Separation and Distribution Agreement. The Company and its affiliates will release and discharge Consensus and its affiliates from all liabilities retained by the Company and its affiliates as part of the Separation and from all liabilities existing or arising in connection with the implementation of the Separation, except as expressly set forth in the Separation and Distribution Agreement.

These releases do not extend to obligations or liabilities under any agreements between the parties that remain in effect following the Separation, which agreements include, but are not limited to, the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement, the Intellectual Property License Agreement and certain other agreements, including the transfer documents in connection with the Separation.

Indemnification

In the Separation and Distribution Agreement, Consensus agrees to indemnify, defend and hold harmless the Company, each of its affiliates and each of their respective directors, officers and employees, from and against all liabilities relating to, arising out of or resulting from:

•	the Consensus Liabilities;

•

the failure of Consensus or any other person to pay, perform or otherwise promptly discharge any of the Consensus Liabilities, in accordance with their respective terms, whether prior to, at or after the Distribution;

•	except to the extent relating to a Ziff Davis Global Liability, any guarantee, indemnification or contribution obligation for the benefit of Consensus by the Company that survives the Distribution;

•	any breach by Consensus of the Separation and Distribution Agreement or any of the ancillary agreements; and

•

any untrue statement or alleged untrue statement or omission or alleged omission of material fact in the registration statement on Form 10 filed by Consensus or in the information statement contained therein (as amended or supplemented), other than any such statements or omissions directly relating to information regarding the Company, provided to Consensus by the Company, for inclusion therein.

In the Separation and Distribution Agreement, the Company agrees to indemnify, defend and hold harmless Consensus, each of its affiliates and each of their respective directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:

•	the Ziff Davis Global Liabilities;

•

the failure of the Company or any other person to pay, perform, or otherwise promptly discharge any of the Ziff Davis Global Liabilities, in accordance with their respective terms whether prior to, at, or after the Distribution;

•	except to the extent relating to a Consensus Liability, any guarantee, indemnification or contribution obligation for the benefit of the Company by Consensus that survives the Distribution;

•	any breach by the Company of the Separation and Distribution Agreement or any of the ancillary agreements; and

•

any untrue statement or alleged untrue statement or omission or alleged omission of a material fact directly relating to information regarding the Company, provided to Consensus by the Company, for inclusion in the registration statement on Form 10 filed by Consensus or in the information statement contained therein (as amended or supplemented).

The Separation and Distribution Agreement also establishes procedures with respect to claims subject to indemnification and will contain provisions that govern, except as otherwise provided in any ancillary agreement, the resolution of disputes, controversies or claims that may arise between the Company and Consensus related to the Separation or Distribution.

Insurance

The Separation and Distribution Agreement provides for the allocation between the parties of rights and obligations under existing insurance policies with respect to occurrences prior to the Distribution Date and sets forth procedures for the administration of insured claims and addresses certain other insurance matters.

Further Assurances

In addition to the actions specifically provided for in the Separation and Distribution Agreement, except as otherwise set forth therein or in any ancillary agreement, both the Company and Consensus agreed in the Separation and Distribution Agreement to use reasonable best efforts, prior to, on and after the Distribution Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by the Separation and Distribution Agreement and the ancillary agreements.

Expenses

Except as expressly set forth in the Separation and Distribution Agreement or in any ancillary agreement, all costs and expenses incurred in connection with the Separation and Distribution, including costs and expenses relating to legal and tax counsel, financial advisors and accounting advisory work related to the Separation and Distribution, (i) prior to the Separation will be borne 50% by the Company and 50% by Consensus and (ii) after the Separation will be borne by the party incurring such cost and expense.

Transition Services Agreement

Pursuant to the Transition Services Agreement, the Company and Consensus will provide certain services to one another, on an interim, transitional basis. The services to be provided will include certain information technology services, finance and accounting services and human resource and employee benefits services. The agreed-upon charges for such services are generally intended to allow the providing company to recover all costs and expenses of providing such services.

The Transition Services Agreement will terminate on the expiration of the term of the last service provided under it, which will generally be no later than 12 months after the Distribution Date.

Subject to certain exceptions in the case of willful misconduct or fraud, the liability of the Company and Consensus under the Transition Services Agreement for the services they provide will be limited to a specified maximum amount. The Transition Services Agreement also provide that neither company shall be liable to the other for any indirect, exemplary, incidental, consequential, remote, speculative, punitive or similar damages.

Tax Matters Agreement

The Tax Matters Agreement governs the respective rights, responsibilities and obligations of the Company and Consensus after the Distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, tax elections, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters.

The Tax Matters Agreement also imposes certain restrictions on Consensus and its subsidiaries (including, among others, restrictions on share issuances, business combinations, sales of assets and similar transactions) designed to preserve the tax-free status of the Distribution and certain related transactions. The Tax Matters Agreement provides special rules that allocate tax liabilities in the event the Distribution, together with certain related transactions, is not tax-free. In general, under the Tax Matters Agreement, each party is expected to be responsible for any taxes imposed on the Company or Consensus that arise from the failure of the Distribution, together with certain related transactions, to qualify as a transaction that is generally tax-free under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Internal Revenue Code of 1986, as amended, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the Tax Matters Agreement. However, if such failure was the result of any acquisition of our shares or assets, or of any of Consensus’s representations, statements or undertakings being incorrect, incomplete or breached, Consensus generally will be responsible for all taxes imposed as a result of such acquisition or breach.

Notwithstanding receipt by the Company of a private letter ruling from the U.S. Internal Revenue Service (the “IRS”) and the opinion(s) of tax advisors, the IRS could assert that the Distribution or certain related transactions do not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, Consensus, the Company and Company stockholders could be subject to significant U.S. federal income tax liability. In addition, certain events that may or may not be within the control of the Company or Consensus could cause the Distribution and certain related transactions to not qualify for tax-free treatment for U.S. federal income tax purposes. Depending on the circumstances, we may be required to indemnify Consensus for taxes and certain related amounts resulting from the Distribution and certain related transactions not qualifying as tax-free.

Employee Matters Agreement

The Employee Matters Agreement allocates liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The Employee Matters Agreement governs certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

The Employee Matters Agreement provides that, unless otherwise specified, the Company will be responsible for liabilities associated with employees who will be employed by the Company following the Separation, former employees whose last employment was with the Company’s businesses, and Consensus will be responsible for liabilities associated with employees who will be employed by Consensus following the Separation and former employees whose last employment was with Consensus’s businesses.

The Employee Matters Agreement provides for the conversion of the outstanding awards granted under the Company’s equity compensation programs into adjusted awards relating to shares of Company and/or Consensus common stock. The adjusted awards generally will be subject to substantially the same terms, vesting conditions, post-termination exercise rules and other restrictions that applied to the original Company award immediately before the Separation.

Intellectual Property License Agreement

Under the Intellectual Property License Agreement, the Company will grant to Consensus a non-exclusive, royalty-free, perpetual license to continue to use certain intellectual property, including patents, trade secrets and copyrights (but specifically excluding trademarks), in the same manner as Consensus used such intellectual property in its business prior to the completion of the Separation and the Distribution, as well as natural evolutions of those uses. Similarly, Consensus will grant to the Company a non-exclusive, royalty-free, perpetual license to continue to use certain intellectual property, including patents, trade secrets and copyrights (but specifically excluding trademarks), in the same manner as the Company used such intellectual property in its business prior to the completion of the Separation and the Distribution, as well as natural evolutions of those uses.

Stockholder and Registration Rights Agreement

Pursuant to the Stockholder and Registration Rights Agreement, Consensus agrees that, upon the request of the Company, Consensus will use its reasonable best efforts to effect the registration under applicable federal and state securities laws of any shares of Consensus common stock retained by the Company. In addition, the Company will agree to vote any shares of Consensus common stock that it retains immediately after the Separation in proportion to the votes cast by Consensus’s other stockholders. In connection with such agreement, the Company will grant Consensus a proxy to vote its shares of Consensus common stock in such proportion. This proxy, however, will be automatically revoked as to any particular share upon any sale or transfer of such share from the Company to a person other than the Company, and neither the voting agreement nor proxy will limit or prohibit any such sale or transfer.

The foregoing description of certain terms of these agreements does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of these agreements, which are attached hereto as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, each of which is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 7, 2021, the Company completed the Distribution and the Separation of Consensus from the Company. Consensus is now an independent public company trading under the symbol “CCSI” on the Nasdaq Global Select Market. The Distribution was made to the Company’s stockholders of record as of the close of business on October 1, 2021 (the “Record Date”), and such stockholders received one share of Consensus common stock for every three shares of Company common stock held as of close of business on the Record Date.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Separation, each of Doug Bech, Stephen Ross and Pamela Sutton-Wallace resigned as members of the Company’s board of directors (the “Board”), effective as of immediately prior to the Separation, to serve as directors of Consensus. Additionally, Scott Turicchi resigned as President and Chief Financial Officer, effective as of immediately prior to the effectiveness of the Separation. Mr. Turicchi will serve as Chief Executive Officer of Consensus.

On October 7, 2021, Steve Dunn, age 52, was appointed the interim principal financial officer of the Company while the Company is engaging in a search process for a new chief financial officer. Mr. Dunn is the Chief Accounting Officer of the Company and oversees the global accounting and public reporting functions of the Company. He joined the company in March of 2008 and brings 25 years of experience in public and private companies.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 7, 2021, in connection with the Separation, the Company amended its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) and its Bylaws (the “Fifth Amended and Restated Bylaws”) to change the name of the Company from “J2 Global, Inc.” to “Ziff Davis, Inc.” The description contained herein is qualified in its entirety by reference to the full text of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation and the Fifth Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

Press Release

On October 8, 2021, the Company issued a press release announcing the completion of the Separation and Distribution. A copy of the press release is attached hereto as Exhibit 99.1.

On October 8, 2021, the Company issued a press release announcing the results of its previously announced tender offer for its 4.625% Senior Notes due 2030. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of October 7, 2021, by and between Ziff Davis, Inc. and Consensus Cloud Solutions, Inc.

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Ziff Davis, Inc.

3.2	Fifth Amended and Restated Bylaws of Ziff Davis, Inc.

10.1*	Transition Services Agreement, dated as of October 7, 2021, by and between Ziff Davis, Inc. and Consensus Cloud Solutions, Inc.

10.2	Tax Matters Agreement, dated as of October 7, 2021, by and between Ziff Davis, Inc. and Consensus Cloud Solutions, Inc.

10.3*	Employee Matters Agreement, dated as of October 7, 2021, by and between Ziff Davis, Inc. and Consensus Cloud Solutions, Inc.

10.4	Intellectual Property License Agreement, dated as of October 7, 2021, by and between Ziff Davis, Inc. and Consensus Cloud Solutions, Inc.

10.5	Stockholder and Registration Rights Agreement, dated as of October 7, 2021, by and between Ziff Davis, Inc. and Consensus Cloud Solutions, Inc.

99.1	Press Release, dated October 8, 2021

99.2	Press Release, dated October 8, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and exhibits to the Separation and Distribution Agreement, Transition Services Agreement and Employee Matters Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ziff Davis, Inc. (Registrant)

Date: October 8, 2021	By:	/s/ Jeremy Rossen
Jeremy Rossen Executive Vice President, General Counsel